EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172521, 333-156282 and 333-161992 on Form S-3 and 333-179241 and 333-145014 on Form S-8 of BBCN Bancorp, Inc. of our report dated March 13, 2012, relating to the 2011 and 2010 consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Sherman Oaks, California
March 1, 2013